UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2023, the Company issued a press release announcing the planned retirement of Kenneth E. Webb effective December 31, 2023. Mr. Webb is a founding member of CapStar and the Company's current Middle Tennessee Market President. Mr. Webb will be succeeded by Christopher "Chip" A. Higgins whose previous experience includes eight years at Pinnacle Bank and 10 years at First Horizon Bank where he led each organization's company-wide Business Banking Divisions. He began his career at First American National Bank where he served 15 years in retail banking management, as a Commercial Relationship Manager and Commercial Relationship Manager Team Lead, and ultimately as the company’s Small Business Markets Director. Higgins holds a Master of Business Administration and bachelor's degree from University of North Carolina.

Item 7.01. Regulation FD Disclosure.

The information disclosed under Item 5.02 of this Report is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued on June 12, 2023 by CapStar Financial Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	June 15, 2023	By:	/s/ Timothy K. Schools
Timothy K. Schools Chief Executive Officer